EXHIBIT 32.2

                   CERTIFICATION OF VICE PRESIDENT-CONTROLLER
                                 XENOMICS, INC.
                 FORM 10-KSB FOR THE YEAR ENDED JANUARY 31, 2005
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I am the Vice President - Controller of Xenomics, Inc., a Florida corporation (the "Company"). I am delivering this certificate in connection with the Form 10-KSB of the Company for the year ended January 31, 2005 and filed with the Securities and Exchange Commission ("Form 10-KSB").

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2005



                                           /s/ Bernard Denoyer
                                           --------------------
                                           Name:  Bernard Denoyer
                                           Title:  Vice President - Controller